Exhibit 99.1

NEWS RELEASE
SanDisk Corporation 951 SanDisk Drive Milpitas, CA 95035-7932 Phone: 408-801-1000

SANDISK SIGNS DEFINITIVE AGREEMENT TO ACQUIRE FUSION-IO

Leader in Application Acceleration Flash Solutions to Boost SanDisk’s Enterprise Growth

MILPITAS, Calif., and Salt Lake City, Utah, June 16, 2014 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced a definitive agreement to acquire Fusion-io (NYSE: FIO), a leading developer of flash-based PCIe hardware and software solutions that enhance application performance in enterprise and hyperscale datacenters. The acquisition will be an all-cash transaction valued at approximately $1.1 billion, net of cash assumed.

“Fusion-io will accelerate our efforts to enable the flash-transformed data center, helping companies better manage increasingly heavy data workloads at a lower total cost of ownership,” said Sanjay Mehrotra, SanDisk president and CEO. “Customers will benefit from the addition of Fusion-io’s leading PCIe solutions to SanDisk’s vertically integrated business model. We look forward to working with the world-class engineering and go-to-market teams from Fusion-io to provide high-value solutions to customers around the world.”

Under the terms of the agreement, SanDisk will commence a tender offer for all outstanding shares of Fusion-io for $11.25 per share in cash. SanDisk will fund the acquisition with cash available on its balance sheet. The transaction, which has been approved by the boards of directors of both companies, is subject to customary closing conditions, including clearance from relevant regulatory authorities and the completion of the tender offer. It is expected that the transaction will close in the third quarter of SanDisk’s fiscal 2014 and be accretive to non-GAAP earnings in the second half of SanDisk’s fiscal 2015.

“This transaction represents a compelling opportunity for Fusion-io’s employees, customers and shareholders,” said Shane Robison, chairman and CEO of Fusion-io. “Fusion-io’s innovative hardware and software solutions will be augmented by SanDisk’s worldwide scale and vertical integration, enabling a combined company that can offer an even more compelling value proposition for customers and partners.”

Goldman, Sachs & Co. acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to SanDisk. Qatalyst Partners acted as financial advisor and Wilson Sonsini Goodrich & Rosati acted as legal advisor to Fusion-io.

CONFERENCE CALL

SanDisk will host a conference call today, June 16, 2014 at 5:30 a.m., PDT, to discuss the acquisition. The conference call will be webcast and can be accessed live at SanDisk’s website at www.sandisk.com/IR. To participate in the call via telephone, the dial-in number is 913-312-1450 and the dial-in password is 7166112.

ABOUT SANDISK

SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world’s largest data centers, and embedded in advanced smart phones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

ABOUT FUSION-IO

Fusion-io accelerates the data-intensive applications that enrich our lives. As the industry leader, we provide the most advanced portfolio of flash memory products for small businesses to the world’s largest data centers. More than 7,000 customers in over 80 countries look to our solutions to increase performance, speed and reliability while reducing latency, inefficiencies and cost. Along the way, Fusion-io is redefining the datacenter—all flash—to handle today’s most complex big data applications. More information about Fusion-io (NYSE: FIO) is available at www.fusionio.com

© 2014 SanDisk Corporation. All rights reserved. SanDisk and the SanDisk logo are trademarks of SanDisk Corporation, registered in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

This news release contains certain forward-looking statements, including those relating to the commencement and closing of the tender offer and related transactions, the expected benefits, synergies and cost savings of SanDisk’s acquisition of Fusion-io, Inc., the growth of the enterprise storage market and SanDisk’s business in this space, the growth of SanDisk’s product portfolio, when SanDisk expects the acquisition to be accretive, and the expected timing of the closing of the acquisition, which are based on current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include among others:

•	SanDisk may not receive sufficient tender of shares from Fusion-io’s stockholders to close the tender offer;

•	SanDisk may not be able to effectively assimilate and integrate Fusion-io operations, personnel, technologies, products and information systems;

•	SanDisk may experience delays in the timing and successful integration of Fusion-io and, accordingly, SanDisk may not achieve the expected benefits from the acquisition in a timely manner or at all;

•	SanDisk may not be able to realize the expected cost savings or other synergies from the acquisition as expected, in a timely manner or at all;

•	SanDisk may not be able to maintain and grow or maintain the customer relationships required to achieve its anticipated revenue and margins;

•	Fusion-io’s products or technologies may not perform as expected or could fail to meet customer qualification requirements;

•	the enterprise storage space may not grow as expected;

•	Fusion-io’s key personnel may decide not to work for SanDisk for a long period after the acquisition, or at all;

•	the integration of Fusion-io’s business, personnel and operations may disrupt SanDisk’s ongoing business, distract its management and employees, harm its reputation and increase its expenses;

•	the announcement and pendency of the acquisition may make it more difficult to establish or maintain relationships with employees, customers, suppliers or other business partners of SanDisk or Fusion-io;

•	SanDisk may incur one-time charges, increased contingent liabilities, adverse tax consequences, depreciation or deferred compensation charges, amortization of intangible assets or impairment of goodwill, which could harm its results of operations;

•	the Fusion-io acquisition may not be consummated due to the failure to satisfy the various conditions to closing, including the need for regulatory clearance; and

•	the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in SanDisk’s U.S. Securities and Exchange Commission (“SEC”) filings and reports, including, but not limited to, its Quarterly Report on Form 10-Q for the quarter ended March 30, 2014 and its Annual Report on Form 10-K for the fiscal year ended December 29, 2013, as well as the tender offer documents to be filed by SanDisk and the solicitation/recommendation statement to be filed by Fusion-io in connection with the tender offer.

Additional Information

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. SanDisk has not yet commenced the tender offer for the shares of Fusion-io, Inc. at this time. Upon commencement of the tender offer, SanDisk will file with the SEC a tender offer statement on Schedule TO and related exhibits (including the offer to purchase, the letter of transmittal and other related documents), and Fusion-io will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Any definitive tender offer documents will be mailed to the stockholders of Fusion-io. INVESTORS AND SECURITY HOLDERS OF FUSION-IO ARE STRONGLY URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by SanDisk through the website maintained by the SEC at http://www.sec.gov.

Investor Contacts:

Jay Iyer

408-801-2067

jay.iyer@sandisk.com

Brendan Lahiff

408-801-1732

brendan.lahiff@sandisk.com

Media Contact:

Michael Diamond

408-801-1108

michael.diamond@sandisk.com

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